Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER
2010 RESULTS
TEMPE, Ariz. — November 3, 2010 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter ended September 30, 2010.
Third Quarter Highlights
For the third quarter of 2010 compared to the third quarter of 2009:
•	Net sales increased 21% to $1.2 billion.
•	Gross profit increased 16% to $154.6 million.
•	Earnings from operations increased 109% to $24.8 million, or 2.1% of net sales.
•	Net earnings from continuing operations increased 98% to $14.4 million.
•	Diluted earnings per share from continuing operations increased 94% to $0.31.
“Today, we reported another quarter of healthy year over year growth driven by continued strong demand for IT products and improved execution,” stated Ken Lamneck, President and Chief Executive Officer. “We are executing better and maintaining our general cost disciplines while we invest strategically in our sales force, which should serve us well as we close out 2010 and head into 2011,” added Lamneck.
SEGMENT OVERVIEW
In North America, net sales were $871.2 million for the third quarter of 2010, up 27% from the third quarter of 2009. Net sales of hardware and software increased 34% and 25%, respectively, year over year, while net sales in the services category declined 14% year to year. Gross profit was up 18% year over year at $110.5 million with gross margin declining 90 basis points to 12.7% from 13.6% in the prior year quarter. Selling and administrative expenses in North America were $89.0 million during the third quarter of 2010, compared to $79.4 million in the third quarter of 2009. Selling and administrative expenses in the third quarter of 2010 did not include any significant professional fees and costs associated with the restatement remediation and related litigation. Comparatively, selling and administrative expenses in the third quarter of 2009 included $560,000 of such professional fees and costs. The North America segment recorded $199,000 of severance and restructuring expenses during the third quarter of 2010. Comparatively, during the third quarter of last year, North America recorded severance expense of $4.5 million, primarily related to the departure of the Company’s former President and Chief Executive Officer. As a result, earnings from operations in North America were $21.3 million, or 2.4% of net sales, in the third quarter of 2010, an increase of 125% from $9.5 million, or 1.4% of net sales, in the third quarter of 2009.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2010 Results, Page 2	November 3, 2010
The Company’s EMEA operating segment reported net sales of $267.8 million for the third quarter of 2010, up 8% in U.S. dollars compared to the third quarter of 2009. Excluding the effects of foreign currency movements, net sales were up 16%. Net sales of hardware grew 1% year over year, software sales increased 12% and services sales grew by 33% compared to the third quarter of last year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware net sales increased 7%, software net sales increased 22% and services net sales increased 44% year over year. Gross profit was also up 8% in U.S. dollars, 16% excluding the effects of foreign currency movements, while gross margin remained relatively flat at 14.2% for the third quarter of 2010 compared to 14.3% in the prior year quarter. Selling and administrative expenses in EMEA in the third quarter of 2010 were up 4%, or $1.4 million, compared to the third quarter of 2009 in U.S. dollars and, excluding the effects of foreign currency movements, were up 13% year over year. EMEA also recorded $99,000 in severance and restructuring expenses, net of adjustments, in the quarter ended September 30, 2010, compared to a reduction of severance and restructuring expenses of $463,000 recorded during the third quarter of 2009. As a result, earnings from operations in EMEA were $2.2 million, or 0.8% of net sales, in the third quarter of 2010, an increase of 51% from $1.5 million, or 0.6% of net sales, in the third quarter of 2009.
The Company’s APAC operating segment reported net sales of $33.2 million for the third quarter of 2010, down 6% from the third quarter of 2009 in U.S. dollars, 13% excluding the effects of foreign currency movements. Gross profit was $6.0 million, an increase of 25% year over year in U.S. dollars, 18% excluding the effects of foreign currency movements, while gross margin increased to 18.0% for the third quarter of 2010 from 13.4% in the prior year quarter. Selling and administrative expenses in APAC increased 21% year over year in U.S. dollars, 13% excluding the effects of foreign currency movements. The APAC segment recorded no severance and restructuring charges during the quarter ended September 30, 2010, compared to a reduction of severance and restructuring expenses of $11,000 recorded during the third quarter of 2009. As a result, earnings from operations in APAC were $1.3 million, or 3.9% of net sales, in the third quarter of 2010, compared to $912,000, or 2.6% of net sales, in the third quarter of 2009.
UPDATED GUIDANCE
Given continued strong demand for hardware and software products, partially offset by a decline in services sales, the Company expects that diluted earnings per share will be between $0.38 and $0.43 in the fourth quarter.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss third quarter 2010 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-800-706-7745 if located in the U.S., 617-614-3472 for international callers, and enter the access code 68365529.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2010 Results, Page 3	November 3, 2010
Financial Summary Table
(dollars in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
Insight Enterprises, Inc.	2010	2009	% change	2010	2009	% change
Net sales	$1,172,227	$969,935	21%	$3,499,225	$2,958,257	18%
Gross profit	$154,645	$133,486	16%	$473,495	$413,102	15%
Earnings from operations	$24,836	$11,869	109%	$86,756	$25,800	236%
Net earnings from continuing operations	$14,432	$7,272	98%	$50,511	$13,368	278%
Diluted EPS from continuing operations	$0.31	$0.16	94%	$1.08	$0.29	272%

North America
Net sales	$871,204	$685,996	27%	$2,424,999	$2,059,628	18%
Gross profit	$110,536	$93,301	18%	$329,107	$286,092	15%
Earnings from operations	$21,325	$9,479	125%	$67,724	$15,324	342%

EMEA
Net sales	$267,813	$248,437	8%	$944,316	$800,403	18%
Gross profit	$38,132	$35,417	8%	$125,876	$113,094	11%
Earnings from operations	$2,225	$1,478	51%	$14,633	$8,118	80%

APAC
Net sales	$33,210	$35,502	(6%)	$129,910	$98,226	32%
Gross profit	$5,977	$4,768	25%	$18,512	$13,916	33%
Earnings from operations	$1,286	$912	41%	$4,399	$2,358	87%

	North America			EMEA			APAC
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30,			September 30,			September 30,
Sales Mix	2010	2009	% change*	2010	2009	% change*	2010	2009	% change*
Hardware	66%	62%	34%	38%	41%	1%	1%	< 1%	157%
Software	28%	29%	25%	60%	58%	12%	97%	98%	(7%)
Services	6%	9%	(14%)	2%	1%	33%	2%	2%	(11%)

	100%	100%	27%	100%	100%	8%	100%	100%	(6%)

*	Represents growth/decline in category net sales on a dollar basis.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2010 Results, Page 4	November 3, 2010
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s estimated diluted earnings per share for the fourth quarter of 2010, the Company’s effective tax rate for 2010 and assumptions related to demand for hardware and software products and expectations of a decline in services sales for the full year 2010, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009:
•	the Company’s reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;
•	changes in the information technology industry and/or rapid changes in product standards;
•	general economic conditions, including concerns regarding the Company’s ability to collect its accounts receivable and credit constraints;
•	disruptions in the Company’s information technology systems and voice and data networks, including its system upgrade and the migration of acquired businesses to its information technology systems and voice and data networks;
•	actions of the Company’s competitors, including manufacturers and publishers of products it sells;
•	stockholder litigation and regulatory proceedings related to the restatement of the Company’s consolidated financial statements;
•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;
•	the variability and seasonality of the Company’s net sales and gross profit;
•	the risks associated with international operations;
•	exposure to changes in, or interpretations of, tax rules and regulations;
•	exposure to foreign currency exchange risks;
•	changes in the overall capital markets that could increase the Company’s borrowing costs or reduce future availability of financing;
•	failure to comply with the terms and conditions of the Company’s public sector contracts;
•	the Company’s dependence on key personnel; and
•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2010 Results, Page 5	November 3, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net sales	$1,172,227	$969,935	$3,499,225	$2,958,257
Costs of goods sold	1,017,582	836,449	3,025,730	2,545,155

Gross profit	154,645	133,486	473,495	413,102
Operating expenses:
Selling and administrative expenses	129,511	117,623	385,052	374,831
Severance and restructuring expenses	298	3,994	1,687	12,471

Earnings from operations	24,836	11,869	86,756	25,800
Non-operating (income) expense:
Interest income	(161)	(45)	(467)	(333)
Interest expense	1,899	2,333	5,957	6,421
Net foreign currency exchange loss (gain)	130	93	743	(119)
Other expense, net	348	217	1,097	697

Earnings from continuing operations before income taxes	22,620	9,271	79,426	19,134
Income tax expense	8,188	1,999	28,915	5,766

Net earnings from continuing operations	14,432	7,272	50,511	13,368
Net earnings from a discontinued operation	—	—	—	2,801

Net earnings	$14,432	$7,272	$50,511	$16,169

Net earnings per share — Basic:
Net earnings from continuing operations	$0.31	$0.16	$1.09	$0.29
Net earnings from a discontinued operation	—	—	—	0.06

Net earnings per share	$0.31	$0.16	$1.09	$0.35

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.31	$0.16	$1.08	$0.29
Net earnings from a discontinued operation	—	—	—	0.06

Net earnings per share	$0.31	$0.16	$1.08	$0.35

Shares used in per share calculations:
Basic	46,268	45,875	46,193	45,812

Diluted	46,865	46,445	46,749	46,164

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2010 Results, Page 6	November 3, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$93,764	$68,066
Accounts receivable, net	839,645	998,770
Inventories	122,685	77,694
Inventories not available for sale	30,296	47,722
Deferred income taxes	27,220	35,750
Other current assets	39,580	32,318

Total current assets	1,153,190	1,260,320

Property and equipment, net	142,973	150,103
Goodwill	16,474	15,829
Intangible assets, net	72,449	82,483
Deferred income taxes	73,950	78,489
Other assets	18,163	16,097

	$1,477,199	$1,603,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$563,327	$695,549
Accrued expenses and other current liabilities	158,667	212,276
Current portion of long-term debt	992	875
Deferred revenue	39,874	54,135

Total current liabilities	762,860	962,835

Long-term debt	166,370	149,349
Deferred income taxes	2,729	3,054
Other liabilities	25,319	20,509

	957,278	1,135,747

Stockholders’ equity:
Preferred stock	—	—
Common stock	463	460
Additional paid-in capital	375,920	372,021
Retained earnings	124,375	73,864
Accumulated other comprehensive income — foreign currency translation adjustments	19,163	21,229

Total stockholders’ equity	519,921	467,574

	$1,477,199	$1,603,321

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2010 Results, Page 7	November 3, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009*
Cash flows from operating activities:
Net earnings	$50,511	$16,169
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	28,515	29,074
Provision for losses on accounts receivable	546	2,795
Write-downs of inventories	4,875	5,623
Non-cash stock-based compensation	5,139	7,974
Non-cash gain from arbitrated claim, net of tax	—	(2,801)
Excess tax benefit from employee gains on stock-based compensation	(912)	—
Deferred income taxes	11,762	1,706
Changes in assets and liabilities:
Decrease in accounts receivable	143,709	281,677
(Increase) decrease in inventories	(32,676)	12,836
(Increase) decrease in other current assets	(6,558)	615
(Increase) decrease in other assets	(1,557)	3,935
Decrease in accounts payable	(110,705)	(215,022)
(Decrease) increase in deferred revenue	(11,414)	9,409
Decrease in accrued expenses and other liabilities	(43,727)	(34,410)

Net cash provided by operating activities	37,508	119,580

Cash flows from investing activities:
Acquisition of Calence, net of cash acquired	(5,123)	(12,834)
Purchases of property and equipment	(12,631)	(11,739)

Net cash used in investing activities	(17,754)	(24,573)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	910,136	833,373
Repayments on senior revolving credit facility	(892,636)	(905,873)
Borrowings on accounts receivable securitization financing facility	45,000	165,000
Repayments on accounts receivable securitization financing facility	(45,000)	(165,000)
Payments on capital lease obligation	(681)	(113)
Net repayments under inventory financing facility	(9,952)	(4,446)
Payment of deferred financing fees	(490)	(1,565)
Proceeds from sales of common stock under employee stock plans	49	—
Excess tax benefit from employee gains on stock-based compensation	912	—
Payment of payroll taxes on stock-based compensation through shares withheld	(1,260)	(463)

Net cash provided by (used in) financing activities	6,078	(79,087)

Foreign currency exchange effect on cash flows	(134)	3,873

Increase in cash and cash equivalents	25,698	19,793
Cash and cash equivalents at beginning of period	68,066	49,175

Cash and cash equivalents at end of period	$93,764	$68,968

*
Certain amounts in the consolidated statement of cash flows for the nine months ended September 30, 2009 have been reclassified to conform to the presentation for the nine months ended September 30, 2010.

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958